Exhibit (e)(1)(g)
Schedule A
Pacific Funds Distribution Agreement
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF Loomis Sayles Large-Cap Growth Fund (formerly Blue Chip)
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
AGREED TO & ACCEPTED BY:
PACIFIC FUNDS

By: Name:	/s/ James T. Morris James T. Morris
Title:	President
PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Gerald W. Robinson	By:	/s/ Audrey L. Milfs
Name:	Gerald W. Robinson	Name:	Audrey L. Milfs
Title:	Chairman, Chief Executive Officer	Title:	Secretary
Effective: January 1, 2006